Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Fourth Quarter 2024

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
NLOP	Net Lease Office Properties
Spin-Off	The spin-off of 59 office properties owned by WPC into NLOP, a separate publicly-traded REIT, which was completed on November 1, 2023
U.S.	United States
ABR	Contractual minimum annualized base rent
ASC	Accounting Standards Codification
NAREIT	National Association of Real Estate Investment Trusts (an industry trade group)
EUR	Euro
EURIBOR	Euro Interbank Offered Rate
SONIA	Sterling Overnight Index Average
TIBOR	Tokyo Interbank Offered Rate

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same-store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by NAREIT. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

Beginning January 1, 2024, we no longer separately analyze our business between real estate operations and investment management operations, and instead view the business as one reportable segment. As a result of this change, we have conformed prior period segment information to reflect how we currently view our business.

W. P. Carey Inc.
Supplemental Information – Fourth Quarter 2024

W. P. Carey Inc.
Overview – Fourth Quarter 2024

Summary Metrics
As of or for the three months ended December 31, 2024.

Financial Results
Revenues, including reimbursable costs – consolidated ($000s)		$406,165
Net income attributable to W. P. Carey ($000s)		47,023
Net income attributable to W. P. Carey per diluted share		0.21
Normalized pro rata cash NOI ($000s) (a) (b)		344,447
Adjusted EBITDA ($000s) (a) (b)		342,628
AFFO attributable to W. P. Carey ($000s) (a) (b)		267,606
AFFO attributable to W. P. Carey per diluted share (a) (b)		1.21

Dividends declared per share – current quarter		0.880
Dividends declared per share – current quarter annualized		3.520
Dividend yield – annualized, based on quarter end share price of $54.48		6.5%
Dividend payout ratio – for the year ended December 31, 2024 (c)		74.3%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $54.48 ($000s)		$11,922,885
Pro rata net debt ($000s) (d)		7,535,987
Enterprise value ($000s)		19,458,872

Total consolidated debt ($000s)		8,039,002
Gross assets ($000s) (e)		19,337,491
Liquidity ($000s) (f)		2,594,623

Pro rata net debt to enterprise value (b)		38.7%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)		5.5x
Total consolidated debt to gross assets		41.6%
Total consolidated secured debt to gross assets		2.1%
Cash interest expense coverage ratio (a) (b)		5.1x

Weighted-average interest rate – for the three months ended December 31, 2024 (b)		3.3%
Weighted-average interest rate – as of December 31, 2024 (b)		3.3%
Weighted-average debt maturity (years) (b)		4.7

Moody's Investors Service – issuer rating		Baa1 (stable)
Standard & Poor's Ratings Services – issuer rating		BBB+ (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (g)		$1,337,172
ABR – unencumbered portfolio (% / $000s) (g) (h)	95.5% /	$1,277,503
Number of net-leased properties		1,555
Number of operating properties (i)		84
Number of tenants – net-leased properties		355

ABR from top ten tenants as a % of total ABR – net-leased properties		19.3%
ABR from investment grade tenants as a % of total ABR – net-leased properties (j)		24.2%
Contractual same-store growth (k)		2.6%

Net-leased properties – square footage (millions)		176.4

Occupancy – net-leased properties		98.6%
Weighted-average lease term (years)		12.3

Investment volume – current quarter ($000s)		$841,329
Dispositions – current quarter ($000s)		118,804

Maximum commitment for capital investments and commitments expected to be completed during 2025 ($000s)		98,581
________

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W. P. Carey Inc.
Overview – Fourth Quarter 2024

(a)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.
(d)Represents total pro rata debt outstanding less consolidated cash and cash equivalents and cash held at qualified intermediaries. See the Components of Net Asset Value section for information about cash held at qualified intermediaries. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(e)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $938.6 million and above-market rent intangible assets of $481.4 million.
(f)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, and (iii) cash held at qualified intermediaries. See the Components of Net Asset Value section for information about cash held at qualified intermediaries.
(g)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(h)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(i)Comprised of 78 self-storage properties, four hotels and two student housing properties.
(j)Percentage of portfolio is based on ABR, as of December 31, 2024. Includes tenants or guarantors with investment grade ratings (16.3%) and subsidiaries of non-guarantor parent companies with investment grade ratings (7.9%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(k)See the Same-Store Analysis section for a description of contractual same-store growth.

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W. P. Carey Inc.
Overview – Fourth Quarter 2024

Components of Net Asset Value
In thousands.

Normalized Pro Rata Cash NOI (a) (b)	Three Months Ended Dec 31, 2024
Net lease properties	$326,872
Self-storage and other operating properties (c)	17,575
Total normalized pro rata cash NOI (a) (b)	$344,447

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)	As of Dec. 31, 2024
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)	$355,198
Cash and cash equivalents	640,373
Las Vegas retail complex construction loan (e)	248,972
Other secured loans receivable, net	31,857
Other assets, net:
Straight-line rent adjustments	$384,587
Investment in shares of Lineage (a cold storage REIT) (f)	270,919
Deferred charges	76,723
Taxes receivable	62,885
Office lease right-of-use assets, net	51,319
Restricted cash, including escrow (excludes cash held at qualified intermediaries)	35,692
Non-rent tenant and other receivables	35,569
Securities and derivatives	23,828
Deferred income taxes	17,589
Cash held at qualified intermediaries (g)	14,636
Prepaid expenses	14,628
Leasehold improvements, furniture and fixtures	12,246
Rent receivables (h)	1,092
Due from affiliates	1,089
Other	42,416
Total other assets, net	$1,045,218

Liabilities
Total pro rata debt outstanding (b) (i)	$8,190,996
Dividends payable	197,612
Deferred income taxes	147,461
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses	$192,042
Operating lease liabilities	143,274
Prepaid and deferred rents	131,736
Accrued taxes payable	44,280
Tenant security deposits	42,735
Securities and derivatives	898
Other	42,029
Total accounts payable, accrued expenses and other liabilities	$596,994
________
(a)Normalized pro rata cash NOI is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Other operating properties include four hotels and two student housing properties.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.
(e)Represents a construction loan for a retail complex in Las Vegas, Nevada, which is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(f)Our investment in 5,546,547 shares of Lineage is valued on the balance sheet using the closing share price at the end of each quarter, net of an estimated sponsor promote.

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W. P. Carey Inc.
Overview – Fourth Quarter 2024

(g)Comprised of proceeds from certain dispositions that have been designated for future 1031 exchange transactions.
(h)Comprised of rent receivables that were substantially collected as of the date of this report.
(i)Excludes unamortized discount, net totaling $39.4 million and unamortized deferred financing costs totaling $31.0 million as of December 31, 2024.

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W. P. Carey Inc.
Financial Results
Fourth Quarter 2024

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2024

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Revenues
Real Estate:
Lease revenues	$351,394	$334,039	$324,104	$322,251	$336,757
Income from finance leases and loans receivable	16,796	15,712	14,961	25,793	31,532
Operating property revenues	34,132	37,323	38,715	36,643	39,477
Other lease-related income	1,329	7,701	9,149	2,155	2,610
	403,651	394,775	386,929	386,842	410,376
Investment Management:
Asset management revenue (a)	1,461	1,557	1,686	1,893	1,348
Other advisory income and reimbursements (b)	1,053	1,051	1,057	1,063	713
	2,514	2,608	2,743	2,956	2,061
	406,165	397,383	389,672	389,798	412,437
Operating Expenses
Depreciation and amortization	115,770	115,705	137,481	118,768	129,484
Impairment charges — real estate (c)	27,843	—	15,752	—	71,238
General and administrative	24,254	22,679	24,168	27,868	21,579
Operating property expenses	16,586	17,765	18,565	17,950	20,403
Reimbursable tenant costs	15,661	13,337	14,004	12,973	18,942
Property expenses, excluding reimbursable tenant costs	12,580	10,993	13,931	12,173	13,287
Stock-based compensation expense	9,667	13,468	8,903	8,856	8,693
Merger and other expenses (d)	(484)	283	206	4,452	(641)
	221,877	194,230	233,010	203,040	282,985
Other Income and Expenses
Other gains and (losses) (e)	(77,224)	(77,107)	2,504	13,839	(45,777)
Interest expense	(70,883)	(72,526)	(65,307)	(68,651)	(72,194)
Non-operating income (f)	13,847	13,669	9,215	15,505	7,445
Gain on sale of real estate, net (g)	4,480	15,534	39,363	15,445	134,026
Earnings from equity method investments	302	6,124	6,636	4,864	5,006
Gain on change in control of interests (h)	—	31,849	—	—	—
	(129,478)	(82,457)	(7,589)	(18,998)	28,506
Income before income taxes	54,810	120,696	149,073	167,760	157,958
Provision for income taxes	(7,772)	(9,044)	(6,219)	(8,674)	(13,714)
Net Income	47,038	111,652	142,854	159,086	144,244
Net (income) loss attributable to noncontrolling interests	(15)	46	41	137	50
Net Income Attributable to W. P. Carey	$47,023	$111,698	$142,895	$159,223	$144,294

Basic Earnings Per Share	$0.21	$0.51	$0.65	$0.72	$0.66
Diluted Earnings Per Share	$0.21	$0.51	$0.65	$0.72	$0.66
Weighted-Average Shares Outstanding
Basic	220,223,239	220,221,366	220,195,910	220,031,597	219,277,446
Diluted	220,577,900	220,404,149	220,214,118	220,129,870	219,469,641

Dividends Declared Per Share	$0.880	$0.875	$0.870	$0.865	$0.860
________
(a)Amount for the three months ended December 31, 2024 is comprised of $1.4 million from NLOP and less than $0.1 million from CESH.
(b)Amount for the three months ended December 31, 2024 is comprised of (i) $1.0 million of administrative reimbursement for our management of NLOP and (ii) less than $0.1 million of reimbursable costs from CESH.
(c)Amount for the three months ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(d)Amount for the three months ended March 31, 2024 is primarily comprised of the write-off of a value added tax receivable that was previously recorded in connection with an international investment.
(e)Amount for the three months ended December 31, 2024 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $90.4 million, net gains on foreign currency exchange rate movements of $28.5 million and a non-cash allowance for credit losses of $16.8 million.
(f)Amount for the three months ended December 31, 2024 is comprised of interest income on deposits of $6.6 million, realized gains on foreign currency exchange derivatives of $4.5 million and a dividend of $2.8 million from our investment in shares of Lineage.
(g)Amount for the three months ended December 31, 2023 includes a gain on sale of real estate of $59.1 million, recognized upon the reclassification of a portfolio of properties to net investments in sales-type leases. These properties were sold in the first quarter of 2024.
(h)Amount for the three months ended September 30, 2024 represents a gain recognized on the remaining interest in an investment acquired during the third quarter of 2024, which we had previously accounted for under the equity method.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2024

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Net income attributable to W. P. Carey	$47,023	$111,698	$142,895	$159,223	$144,294
Adjustments:
Depreciation and amortization of real property	115,107	115,028	136,840	118,113	128,839
Impairment charges — real estate (a)	27,843	—	15,752	—	71,238
Gain on sale of real estate, net (b)	(4,480)	(15,534)	(39,363)	(15,445)	(134,026)
Gain on change in control of interests (c)	—	(31,849)	—	—	—
Proportionate share of adjustments to earnings from equity method investments (d)	2,879	3,028	3,015	2,949	2,942
Proportionate share of adjustments for noncontrolling interests (e)	(79)	(96)	(101)	(103)	(133)
Total adjustments	141,270	70,577	116,143	105,514	68,860
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	188,293	182,275	259,038	264,737	213,154
Adjustments:
Other (gains) and losses (g)	77,224	77,107	(2,504)	(13,839)	45,777
Straight-line and other leasing and financing adjustments	(24,849)	(21,187)	(15,310)	(19,553)	(19,071)
Above- and below-market rent intangible lease amortization, net	10,047	6,263	5,766	4,068	6,644
Stock-based compensation	9,667	13,468	8,903	8,856	8,693
Amortization of deferred financing costs	4,851	4,851	4,555	4,588	4,895
Other amortization and non-cash items	557	587	580	579	152
Merger and other expenses (h)	(484)	283	206	4,452	(641)
Tax expense (benefit) – deferred and other	96	(1,576)	(1,392)	(1,373)	2,507
Proportionate share of adjustments to earnings from equity method investments (d)	2,266	(2,632)	(2,646)	(519)	(663)
Proportionate share of adjustments for noncontrolling interests (e)	(62)	(91)	(97)	(104)	(97)
Total adjustments	79,313	77,073	(1,939)	(12,845)	48,196
AFFO Attributable to W. P. Carey (f)	$267,606	$259,348	$257,099	$251,892	$261,350

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$188,293	$182,275	$259,038	$264,737	$213,154
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (f)	$0.85	$0.83	$1.18	$1.20	$0.97
AFFO attributable to W. P. Carey (f)	$267,606	$259,348	$257,099	$251,892	$261,350
AFFO attributable to W. P. Carey per diluted share (f)	$1.21	$1.18	$1.17	$1.14	$1.19
Diluted weighted-average shares outstanding	220,577,900	220,404,149	220,214,118	220,129,870	219,469,641
________
(a)Amount for the three months ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(b)Amount for the three months ended December 31, 2023 includes a gain on sale of real estate of $59.1 million, recognized upon the reclassification of a portfolio of properties to net investments in sales-type leases. These properties were sold in the first quarter of 2024.
(c)Amount for the three months ended September 30, 2024 represents a gain recognized on the remaining interest in an investment acquired during the third quarter of 2024, which we had previously accounted for under the equity method.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(e)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(f)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(g)Amount for the three months ended December 31, 2024 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $90.4 million, net gains on foreign currency exchange rate movements of $28.5 million and a non-cash allowance for credit losses of $16.8 million.
(h)Amount for the three months ended March 31, 2024 is primarily comprised of the write-off of a value added tax receivable that was previously recorded in connection with an international investment.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2024

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended December 31, 2024.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$4,033	$(231)	$(16,622)	(c)
Income from finance leases and loans receivable	—	—	554
Operating property revenues:
Self-storage revenues	—	—	—
Hotel revenues	—	—	—
Student housing revenues	—	—	—
Other lease-related income	31	—	—

Investment Management:
Asset management revenue	—	—	—
Other advisory income and reimbursements	—	—	—

Operating Expenses
Depreciation and amortization	2,727	(79)	(117,853)	(d)
Impairment charges — real estate	—	—	(27,843)	(e)
General and administrative	—	—	—
Operating property expenses:
Self-storage expenses	—	—	(29)
Hotel expenses	—	—	—
Student housing expenses	—	—	—
Reimbursable tenant costs	237	(47)	—
Property expenses, excluding reimbursable tenant costs	298	(11)	(432)	(e)
Stock-based compensation expense	—	—	(9,667)	(e)
Merger and other expenses	—	—	484

Other Income and Expenses
Other gains and (losses)	(26)	42	77,208	(f)
Interest expense	(878)	67	4,886	(g)
Non-operating income	13	(2)	—
Gain on sale of real estate, net	—	—	(4,480)
Earnings from equity method investments:
Income related to joint ventures	115	—	3,573	(h)

Provision for income taxes	(26)	(1)	124	(i)
Net income attributable to noncontrolling interests	—	(12)	—
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $10.0 million and the elimination of non-cash amounts related to straight-line rent and other of $26.6 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized gains (losses) on foreign currency exchange rate movements, gains (losses) on marketable securities, non-cash allowance for credit losses on loans receivable and finance leases, and other items.
(g)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(h)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(i)Primarily represents the elimination of deferred taxes.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2024

Capital Expenditures
In thousands. For the three months ended December 31, 2024.

Turnover Costs (a)
Tenant improvements	$10,297
Leasing costs	2,469
Total Tenant Improvements and Leasing Costs	12,766
Property improvements — net-lease properties	2,965
Property improvements — operating properties	143
Total Turnover Costs	$15,874

Maintenance Capital Expenditures
Net-lease properties	$1,491
Operating properties	1,128
Total Maintenance Capital Expenditures	$2,619
________
(a)Turnover costs include the estimated landlord obligations in connection with the signing of a lease and exclude costs related to a first generation lease (for example, redevelopments and other capital commitments), which are included in the Investment Activity – Capital Investments and Commitments section.

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W. P. Carey Inc.
Balance Sheets and Capitalization
Fourth Quarter 2024

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W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2024

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	December 31,
	2024	2023
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$12,842,869	$12,095,458
Land, buildings and improvements — operating properties	1,198,676	1,256,249
Net investments in finance leases and loans receivable	798,259	1,514,923
In-place lease intangible assets and other	2,297,572	2,308,853
Above-market rent intangible assets	665,495	706,773
Investments in real estate	17,802,871	17,882,256
Accumulated depreciation and amortization (a)	(3,222,396)	(3,005,479)
Assets held for sale, net	—	37,122
Net investments in real estate	14,580,475	14,913,899
Equity method investments	301,115	354,261
Cash and cash equivalents	640,373	633,860
Other assets, net	1,045,218	1,096,474
Goodwill	967,843	978,289
Total assets	$17,535,024	$17,976,783

Liabilities and Equity
Debt:
Senior unsecured notes, net	$6,505,907	$6,035,686
Unsecured term loans, net	1,075,826	1,125,564
Unsecured revolving credit facility	55,448	403,785
Non-recourse mortgages, net	401,821	579,147
Debt, net	8,039,002	8,144,182
Accounts payable, accrued expenses and other liabilities	596,994	615,750
Below-market rent and other intangible liabilities, net	119,831	136,872
Deferred income taxes	147,461	180,650
Dividends payable	197,612	192,332
Total liabilities	9,100,900	9,269,786

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 218,848,844 and 218,671,874 shares, respectively, issued and outstanding	219	219
Additional paid-in capital	11,805,179	11,784,461
Distributions in excess of accumulated earnings	(3,203,974)	(2,891,424)
Deferred compensation obligation	78,503	62,046
Accumulated other comprehensive loss	(250,232)	(254,867)
Total stockholders' equity	8,429,695	8,700,435
Noncontrolling interests	4,429	6,562
Total equity	8,434,124	8,706,997
Total liabilities and equity	$17,535,024	$17,976,783
________
(a)Includes $1.8 billion and $1.6 billion of accumulated depreciation on buildings and improvements as of December 31, 2024 and 2023, respectively, and $1.4 billion of accumulated amortization on lease intangibles as of both December 31, 2024 and 2023.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2024

Capitalization
In thousands, except share and per share amounts. As of December 31, 2024.

Description	Shares	Share Price	Market Value
Equity
Common equity	218,848,844	$54.48	$11,922,885
Preferred equity			—
Total Equity Market Capitalization			11,922,885

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			488,433
Unsecured term loans (due February 14, 2028)			561,653
Unsecured term loans (due April 24, 2026)			519,450
Unsecured revolving credit facility (due February 14, 2029)			55,448
Senior unsecured notes:
Due February 1, 2025 (USD) (b)			450,000
Due April 9, 2026 (EUR)			519,450
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			519,450
Due April 15, 2028 (EUR)			519,450
Due July 15, 2029 (USD)			325,000
Due September 28, 2029 (EUR)			155,835
Due June 1, 2030 (EUR)			545,422
Due February 1, 2031 (USD)			500,000
Due February 1, 2032 (USD)			350,000
Due July 23, 2032 (EUR)			675,285
Due September 28, 2032 (EUR)			207,780
Due April 1, 2033 (USD)			425,000
Due June 30, 2034 (USD)			400,000
Due November 19, 2034 (EUR)			623,340
Total Pro Rata Debt			8,190,996

Total Capitalization			$20,113,881
________
(a)Excludes unamortized discount, net totaling $39.4 million and unamortized deferred financing costs totaling $31.0 million as of December 31, 2024.
(b)In February 2025, we repaid our $450 million of 4.0% senior notes due 2025 at maturity.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2024

Debt Overview
Dollars in thousands. Pro rata. As of December 31, 2024.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed (d)	$323,313	4.6%	$69,154	5.0%	$63,517	4.3%	$455,984	5.6%	4.6%	1.5
Floating	—	—%	32,449	5.0%	—	—%	32,449	0.4%	5.0%	1.3
Total Pro Rata Non-Recourse Debt	323,313	4.6%	101,603	5.0%	63,517	4.3%	488,433	6.0%	4.7%	1.5

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due February 1, 2025 (e)	450,000	4.0%	—	—%	—	—%	450,000	5.5%	4.0%	0.1
Due April 9, 2026	—	—%	519,450	2.3%	—	—%	519,450	6.3%	2.3%	1.3
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	4.3%	4.3%	1.8
Due April 15, 2027	—	—%	519,450	2.1%	—	—%	519,450	6.3%	2.1%	2.3
Due April 15, 2028	—	—%	519,450	1.4%	—	—%	519,450	6.3%	1.4%	3.3
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	4.0%	3.9%	4.5
Due September 28, 2029	—	—%	155,835	3.4%	—	—%	155,835	1.9%	3.4%	4.7
Due June 1, 2030	—	—%	545,422	1.0%	—	—%	545,422	6.7%	1.0%	5.4
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	6.1%	2.4%	6.1
Due February 1, 2032	350,000	2.5%	—	—%	—	—%	350,000	4.3%	2.5%	7.1
Due July 23, 2032	—	—%	675,285	4.3%	—	—%	675,285	8.3%	4.3%	7.6
Due September 28, 2032	—	—%	207,780	3.7%	—	—%	207,780	2.5%	3.7%	7.7
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	5.2%	2.3%	8.3
Due June 30, 2034	400,000	5.4%	—	—%	—	—%	400,000	4.9%	5.4%	9.5
Due November 19, 2034	—	—%	623,340	3.7%	—	—%	623,340	7.6%	3.7%	9.9
Total Senior Unsecured Notes	2,800,000	3.5%	3,766,012	2.6%	—	—%	6,566,012	80.2%	3.0%	5.3
Swapped to Fixed:
Unsecured term loans (due April 24, 2026) (f)	—	—%	519,450	4.3%	—	—%	519,450	6.3%	4.3%	1.3
Floating:
Unsecured term loans (due February 14, 2028) (g)	—	—%	223,363	3.5%	338,290	5.5%	561,653	6.8%	4.7%	3.1
Unsecured revolving credit facility (due February 14, 2029) (h)	—	—%	—	—%	55,448	4.3%	55,448	0.7%	4.3%	4.1
Total Recourse Debt	2,800,000	3.5%	4,508,825	2.9%	393,738	5.3%	7,702,563	94.0%	3.2%	4.9

Total Pro Rata Debt Outstanding	$3,123,313	3.6%	$4,610,428	2.9%	$457,255	5.2%	$8,190,996	100.0%	3.3%	4.7
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone, Canadian dollar and Japanese yen.
(b)Debt data is presented on a pro rata basis as of December 31, 2024. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $39.4 million and unamortized deferred financing costs totaling $31.0 million as of December 31, 2024.
(d)Includes $76.2 million of non-recourse mortgage debt which is swapped to fixed-rate through mortgage maturity.
(e)In February 2025, we repaid our $450 million of 4.0% senior notes due 2025 at maturity.
(f)The interest rate swap expired on December 31, 2024, after which we incur interest on this term loan at EURIBOR, plus 0.80%.
(g)We incurred interest at SONIA or EURIBOR, plus 0.80% for both base rates, on our Unsecured term loans as of December 31, 2024.
(h)We incurred interest on our Unsecured revolving credit facility at SONIA or TIBOR, plus 0.725% for all base rates as of December 31, 2024. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.9 billion as of December 31, 2024.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2024

Debt Maturity
Dollars in thousands. Pro rata. As of December 31, 2024.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
2025	36	$14,848	4.4%	$202,136	$206,979	2.6%
2026	36	25,857	5.0%	147,775	157,221	2.0%
2027	3	1,247	4.2%	28,209	28,817	0.4%
2028	5	12,794	5.0%	69,769	77,543	0.9%
2029	3	1,435	4.0%	10,931	11,974	0.1%
2031	1	1,131	6.0%	—	2,381	—%
2033	1	2,357	5.6%	1,671	3,518	—%
Total Pro Rata Non-Recourse Debt	85	$59,669	4.7%	$460,491	488,433	6.0%

Recourse Debt
Fixed – Senior unsecured notes:
Due February 1, 2025 (USD) (d)			4.0%		450,000	5.5%
Due April 9, 2026 (EUR)			2.3%		519,450	6.3%
Due October 1, 2026 (USD)			4.3%		350,000	4.3%
Due April 15, 2027 (EUR)			2.1%		519,450	6.3%
Due April 15, 2028 (EUR)			1.4%		519,450	6.3%
Due July 15, 2029 (USD)			3.9%		325,000	4.0%
Due September 28, 2029 (EUR)			3.4%		155,835	1.9%
Due June 1, 2030 (EUR)			1.0%		545,422	6.7%
Due February 1, 2031 (USD)			2.4%		500,000	6.1%
Due February 1, 2032 (USD)			2.5%		350,000	4.3%
Due July 23, 2032 (EUR)			4.3%		675,285	8.3%
Due September 28, 2032 (EUR)			3.7%		207,780	2.5%
Due April 1, 2033 (USD)			2.3%		425,000	5.2%
Due June 30, 2034 (USD)			5.4%		400,000	4.9%
Due November 19, 2034 (EUR)			3.7%		623,340	7.6%
Total Senior Unsecured Notes			3.0%		6,566,012	80.2%
Swapped to Fixed:
Unsecured term loans (due April 24, 2026) (e)			4.3%		519,450	6.3%
Floating:
Unsecured term loans (due February 14, 2028) (f)			4.7%		561,653	6.8%
Unsecured revolving credit facility (due February 14, 2029) (g)			4.3%		55,448	0.7%
Total Recourse Debt			3.2%		7,702,563	94.0%

Total Pro Rata Debt Outstanding			3.3%		$8,190,996	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis as of December 31, 2024. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $39.4 million and unamortized deferred financing costs totaling $31.0 million as of December 31, 2024.
(d)In February 2025, we repaid our $450 million of 4.0% senior notes due 2025 at maturity.
(e)The interest rate swap expired on December 31, 2024, after which we incur interest on this term loan at EURIBOR, plus 0.80%.
(f)We incurred interest at SONIA or EURIBOR, plus 0.80% for both base rates, on our Unsecured term loans as of December 31, 2024.
(g)We incurred interest on our Unsecured revolving credit facility at SONIA or TIBOR, plus 0.725% for all base rates as of December 31, 2024. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.9 billion as of December 31, 2024.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2024

Senior Unsecured Notes
As of December 31, 2024.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa1	Stable	Baa1
Standard & Poor’s	BBB+	Stable	BBB+

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Dec. 31, 2024
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	40.2%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	2.0%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	4.6x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	241.9%

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W. P. Carey Inc.
Real Estate
Fourth Quarter 2024

Investing for the Long Run® | 16

W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the year ended December 31, 2024.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
1Q24
WM Morrison Supermarkets PLC (2 properties) (b)	Doncaster, United Kingdom	Retail	Jan-24	$30,055	Acquisition	14	93,007
Fedrigoni S.p.A (5 properties) (b)	Various, Italy	Industrial, Warehouse	Jan-24	148,131	Sale-leaseback	20	1,739,312
Hexagon Composites ASA	Salisbury, NC	Industrial	Mar-24	13,800	Expansion	15	125,549
Metra S.p.A (5 properties) (b) (c)	Various, Italy (4 properties) and Laval, Canada (1 property)	Industrial, Warehouse	Mar-24	86,494	Sale-leaseback	25	1,081,900
1Q24 Total				278,480		21	3,039,768

2Q24
Danske Fragtmaend Ejendomme A/S (b)	Fredericia, Denmark	Warehouse	Apr-24	2,029	Renovation	17	N/A
Hanesbrands Inc.	Commercial Point, OH	Warehouse	Apr-24	94,220	Acquisition	9	1,194,865
Storage Space	Little Rock, AR	Self-Storage (Operating)	Apr-24	3,254	Expansion	N/A	59,472
Belden Inc.	Tucson, AZ	Warehouse	May-24	38,783	Acquisition	10	302,445
Portfolio Acquisition:
AMCP Clean Holding Company, LLC (5 properties)	Various, United States	Industrial, Warehouse	May-24	44,400	Acquisition	10	432,233
Hadley Products Corporation (4 properties)	Various, United States	Industrial	May-24	23,330	Acquisition	13	514,462
Cleveland-Cliffs Inc.	Sylacauga, AL	Industrial	May-24	5,852	Acquisition	13	111,249
Specialty Building Products, Inc. (2 properties)	Moxee, WA and La Porte, IN	Industrial	Jun-24	37,019	Acquisition	14	741,870
Portfolio Total (12 properties)				110,601		12	1,799,814
EOS Fitness OPCO Holdings, LLC (2 properties)	Mesa and Laveen, AZ	Retail	Jun-24	26,964	Acquisition	20	84,000
Terran Orbital Corporation	Irvine, CA	Industrial	Jun-24	14,462	Redevelopment	10	94,195
2Q24 Total				290,313		12	3,534,791

3Q24
Portfolio Acquisition:
American Leather Holdings, LLC (3 properties)	Various, NC	Industrial, Retail	Jul-24	18,260	Acquisition	15	331,317
M&Q Holdings, LLC	Neenah, WI	Industrial	Jul-24	19,868	Acquisition	14	338,734
Specialty Building Products, Inc. (b)	Alexandria, Canada	Warehouse	Aug-24	26,030	Acquisition	13	369,581
Cleveland-Cliffs Inc. (2 properties)	Tillsonburg and Oldcastle, Canada	Industrial	Aug-24	15,919	Acquisition	13	276,000
Portfolio Total (7 properties)				80,077		14	1,315,632
Zabka Polska Sp. z.o.o. (123 properties) (b)	Various, Poland	Retail	Jul-24; Sep-24	31,508	Sale-leaseback	20	146,930
EOS Fitness OPCO Holdings, LLC	Las Vegas, NV	Retail	Aug-24	12,471	Acquisition	20	40,021
Topgolf International, Inc.	West Des Moines, IA	Retail	Aug-24	21,063	Sale-leaseback	20	37,628
CubeSmart	Dayton, OH	Self-Storage (Operating)	Aug-24	7,408	Operating	N/A	73,435
Extra Space, Joint Venture (d)	Various, United States	Self-Storage (Net Lease)	Sep-24	10,500	10% Joint Venture Buyout	25	64,096
3Q24 Total				163,027		17	1,677,742

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Investment Activity – Investment Volume (continued)
Dollars in thousands. Pro rata. For the year ended December 31, 2024.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
4Q24
Tidal Wave Auto Spa (3 properties)	Various, US	Retail (Car Wash)	Oct-24	15,259	Sale-leaseback	20	10,681
Amsted Industries Incorporated (4 properties) (e)	Nueva Leon, Mexico	Industrial	Oct-24; Dec-24	98,580	Sale-leaseback	25	1,115,134
Skjodt-Barrett Foods Inc.	Lebanon, IN	Industrial	Oct-24	58,289	Acquisition	14	550,768
Canadian Solar Inc.	Shelbyville, KY	Industrial	Oct-24	99,572	Acquisition	12	1,052,925
DBK Sp. Z.o.o. (11 properties) (b) (e)	Various, Poland	Industrial	Nov-24; Dec-24	56,150	Sale-leaseback	30	396,936
RB Global Inc.	Stockton, CA	Land	Nov-24	55,073	Acquisition	19	—
Centersquare Issuer LLC	Weehawken, NJ	Specialty (Datacenter)	Nov-24	97,244	Acquisition	11	209,237
Dollar General Corporation (106 properties)	Various, US	Retail	Nov-24; Dec-24	201,160	Acquisition	14	1,178,212
WM Morrison Supermarkets PLC (b)	Manchester, United Kingdom	Retail	Dec-24	25,873	Acquisition	12	84,296
ZF Friedrichshafen AG	Washington, MI	Research and Development	Dec-24	44,507	Redevelopment	20	81,086
Compass Group Holdings PLC (b)	Yarnfield, United Kingdom	Education	Dec-24	23,329	Acquisition	14	219,897
Computacenter PLC	Atlanta, GA	Warehouse	Dec-24	26,938	Redevelopment	15	213,834
4Q24 Total				801,974		17	5,113,006

Year-to-Date Total				1,533,794		17	13,365,307

		Property Type(s)	Loan Origination Date	Funded During Current Quarter	Funded Year to Date	Expected Funding Completion Date	Total Funded	Maximum Commitment
Description	Property Location(s)
Construction Loan
SW Corner of Las Vegas & Harmon (f)	Las Vegas, NV	Retail	Jun-21	$7,499	$16,325	2025	$247,712	$261,887
SE Corner of Las Vegas & Harmon (g)	Las Vegas, NV	Retail	Nov-24	16,811	16,811	2025	16,811	23,449
SE Corner of Las Vegas & Elvis Presley (g)	Las Vegas, NV	Retail	Nov-24	15,045	15,045	2025	15,045	25,000
Total				39,355	48,181		279,568	310,336

Year-to-Date Total Investment Volume					$1,581,975
________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)Amount reflects the applicable exchange rate on the date of the transaction.
(c)This acquisition is comprised of (i) four properties located in Italy with a gross investment amount of $83.9 million and 1,061,900 square feet and (ii) one property located in Laval, Canada, with a gross investment amount of $2.6 million and 20,000 square feet. The properties located in Italy are accounted for as a loan receivable within Net investments in finance leases and loans receivable on our consolidated balance sheets, in accordance with ASC 310, Receivables and ASC 842, Leases.
(d)On September 1, 2024, we acquired the remaining 10% controlling interest in a joint venture that owns nine self-storage operating properties for $10.5 million. We now consolidate this investment. In addition, these properties were converted to net leases on that date.
(e)These investments are accounted for as loans receivable within Net investments in direct financing leases and loans receivable on our consolidated balance sheets, in accordance with ASC 310, Receivables and ASC 842, Leases
(f)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. Interest income is recognized within Earnings from equity method investments on our consolidated statements of income.
(g)These construction loans are accounted for as secured loans receivable within Net investments in finance leases and loans receivable on our consolidated balance sheets, in accordance with U.S. GAAP. Interest income is recognized within Income from finance leases and loans receivable on our consolidated statements of income.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Additional Gross Square Footage	Lease Term (Years) (b)	Funded During Three Months Ended Dec. 31, 2024 (c)	Total Funded Through Dec. 31, 2024	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
TWAS Holdings, LLC (d)	New Hartford, NY	Purchase Commitment	Retail (Car Wash)	Q2 2025	3,600	19	$—	$—	$5,077	$5,077
ABC Technologies Holdings Inc. (e)	Galeras, Mexico	Expansion	Industrial	Q2 2025	60,181	18	1,942	1,942	2,958	4,900
Sumitomo Heavy Industries, LTD.	Bedford, MA	Redevelopment	Research and Development	Q3 2025	N/A	15	9,603	13,808	30,332	44,140
Janus International Group, Inc. (e)	Surprise, AZ	Build-to-Suit	Industrial	Q3 2025	131,753	20	4,827	4,827	16,886	21,713
Hedin Mobility Group AB (f)	Amsterdam, The Netherlands	Renovation	Retail	Q4 2025	39,826	22	—	—	15,583	15,583
Fraikin SAS (f)	Various, France	Renovation	Industrial	Q4 2025	N/A	17	—	2,075	5,093	7,168
Expected Completion Date 2025 Total					235,360	17	16,372	22,652	75,929	98,581

Bear Holdings, LP	Billings, MT	Build-to-Suit	Education	Q2 2026	57,000	25	2,508	2,508	22,492	25,000
Expected Completion Date 2026 Total					57,000	25	2,508	2,508	22,492	25,000

Capital Investments and Commitments Total					292,360	19	$18,880	$25,160	$98,421	$123,581
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Total lease terms are based on weighted-average ABR for the investments expected upon completion.
(c)Total funding during the three months ended December 31, 2024 excludes $0.2 million spent on pre-development work for potential projects in various phases.
(d)Project will be funded upon completion and is contingent on building being constructed according to our standards.
(e)We earn interest from this tenant, which is accrued through the construction period and deducted from the remaining commitment.
(f)Commitment amounts are based on the applicable exchange rate at period end.

Investing for the Long Run® | 19

W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the year ended December 31, 2024.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q24
State of Andalusia (70 properties) (a)	Various, Spain	$359,340	Jan-24	Office	2,788,704
Cargotec Corporation (a)	Tampere, Finland	28,444	Jan-24	Office	183,568
Vacant	Fairfax, VA	8,198	Jan-24	Retail	103,277
Vacant (formerly Pendragon PLC) (a)	Aylesbury, United Kingdom	5,258	Feb-24	Retail	27,355
Vacant (formerly Pendragon PLC) (a)	Peterlee, United Kingdom	1,085	Feb-24	Retail	13,719
U-Haul Moving Partners Inc. and Mercury Partners, LP (78 properties)	Various, United States	464,104	Feb-24	Self-Storage (Net Lease)	3,996,703
Sec of State Communities and Local Gov (a)	Salford, United Kingdom	22,750	Feb-24	Office	211,367
1Q24 Total		889,179			7,324,693

2Q24
Vacant (former Prima Wawona Packing Co., LLC) (2 properties)	Sanger and Kerman, CA	16,500	Apr-24; May-24	Industrial	370,051
Pendragon PLC (a)	Stourbridge, United Kingdom	1,554	Apr-24	Retail	6,796
Silgan Containers Manufacturing Corp. (3 properties)	Various, United States	24,000	Apr-24	Industrial	402,893
Clayco, Inc. (2 properties)	St. Louis, MO	14,126	Jun-24	Office	130,170
Cornerstone Building Brands, Inc. (a)	Calgary, Canada	7,275	Jun-24	Industrial	302,884
Marriott Corporation	Sacramento, CA	20,300	Jun-24	Hotel (Operating)	82,905
Banco Santander, S.A. (a)	Monchengladbach, Germany	48,173	Jun-24	Office	212,000
Vacant	Chandler, AZ	20,300	Jun-24	Industrial	355,307
2Q24 Total		152,228			1,863,006

3Q24
Leoni AG (a)	Kitzingen, Germany	36,180	Jul-24	Office	272,286
Pendragon PLC (a)	South Woodford, United Kingdom	5,006	Jul-24	Retail	14,098
Multi-tenant	Tinton Falls, NJ	14,750	Jul-24	Office	90,008
Vacant (former Prima Wawona Packing Co., LLC)	Cutler, CA	19,000	Jul-24	Warehouse	391,305
Pendragon PLC (a)	Hainault, United Kingdom	3,312	Aug-24	Retail	24,455
Pendragon PLC (a)	London, United Kingdom	2,241	Aug-24	Retail	8,678
Pendragon PLC (a)	Bolton, United Kingdom	1,340	Sep-24	Retail	11,964
3Q24 Total		81,829			812,794

4Q24
Fentonir Trading & Investments Limited (sold 94.9% controlling interest) (a)	Munich, Germany	79,804	Oct-24	Hotel (Net Lease)	130,425
Pendragon PLC (a)	Birmingham, United Kingdom	1,247	Nov-24	Retail	5,784
Vacant	Danbury, CT	7,100	Dec-24	Industrial	62,042
Polkomtel S.A. (a)	Warsaw, Poland	26,769	Dec-24	Office	246,214
Vacant (a) (b)	Vantaa, Finland	3,884	Dec-24	Retail	75,000
4Q24 Total		118,804			519,465

Year-to-Date Total Dispositions		$1,242,040			10,519,958
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.
(b)Represents the disposition of a portion of this property.

Investing for the Long Run® | 20

W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Joint Ventures
Dollars in thousands. As of December 31, 2024.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Asset Type	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Venture (Equity Method Investment) (d)
Harmon Retail Corner	Common equity interest	15.00%	$143,984	$—	$21,598	$—
Kesko Senukai (e)	Net lease	70.00%	92,712	15,577	64,898	10,904
Total Unconsolidated Joint Ventures			236,696	15,577	86,496	10,904

Consolidated Joint Ventures
COOP Ost SA (e)	Net lease	90.10%	48,003	6,052	43,251	5,453
Fentonir Trading & Investments Limited (e)	Net lease	94.90%	—	2,537	—	2,408
McCoy-Rockford, Inc.	Net lease	90.00%	—	972	—	875
State of Iowa Board of Regents	Net lease	90.00%	—	643	—	578
Total Consolidated Joint Ventures			48,003	10,204	43,251	9,314
Total Unconsolidated and Consolidated Joint Ventures			$284,699	$25,781	$129,747	$20,218
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized discount, net totaling $0.3 million and unamortized deferred financing costs totaling $0.4 million as of December 31, 2024.
(c)Excludes unamortized discount, net totaling $0.2 million and unamortized deferred financing costs totaling less than $0.1 million as of December 31, 2024.
(d)Excludes a construction loan for a retail complex in Las Vegas, Nevada, accounted for as an equity method investment in real estate, as described in the Components of Net Asset Value section.
(e)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the Long Run® | 21

W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Top 25 Tenants
Dollars in thousands. Pro rata. As of December 31, 2024.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S. leased to publicly traded self-storage REIT	39	$35,557	2.7%	24.7
Apotex Pharmaceutical Holdings Inc. (a)	Pharmaceutical R&D and manufacturing properties in the Greater Toronto Area leased to generic drug manufacturer	11	32,473	2.4%	18.2
Metro Cash & Carry Italia S.p.A. (b)	Business-to-business retail stores in Italy leased to cash and carry wholesaler	19	27,045	2.0%	3.8
ABC Technologies Holdings Inc. (a) (c)	Automotive parts manufacturing properties in the U.S., Canada and Mexico leased to OEM supplier	23	24,978	1.9%	18.3
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b) (d)	Retail properties in Germany leased to German DIY retailer	35	24,555	1.8%	19.2
Fortenova Grupa d.d. (b)	Grocery stores and one warehouse in Croatia leased to European food retailer	19	23,861	1.8%	9.3
OBI Group (b)	Retail properties in Poland leased to German DIY retailer	26	23,749	1.8%	6.4
Nord Anglia Education, Inc.	K-12 private schools in Orlando, Miami and Houston leased to international day and boarding school operator	3	22,963	1.7%	18.7
Fedrigoni S.p.A (b)	Industrial and warehouse facilities in Germany, Italy and Spain leased to global manufacturer of premium packaging and labels	16	22,190	1.7%	18.9
Eroski Sociedad Cooperative (b)	Grocery stores and warehouses in Spain leased to Spanish food retailer	63	20,716	1.5%	11.2
Top 10 Total		254	258,087	19.3%	15.3
Quikrete Holdings, Inc. (a)	Industrial facilities in the U.S. and Canada leased to concrete and building products manufacturer	27	20,208	1.5%	18.5
Berry Global Inc.	Manufacturing facilities in the U.S. leased to international producer and supplier of packaging solutions	8	19,634	1.5%	13.7
Advance Auto Parts, Inc.	Distribution facilities in the U.S. leased to automotive aftermarket parts provider	28	18,980	1.4%	8.1
True Value Company, LLC	Distribution facilities and manufacturing facility in the U.S. leased to global hardware wholesaler	9	18,794	1.4%	13.6
Pendragon PLC (b)	Dealerships in the United Kingdom leased to automotive retailer	50	18,326	1.4%	13.0
Kesko Senukai (b)	Distribution facilities and retail properties in Lithuania, Estonia and Latvia leased to European DIY retailer	20	17,293	1.3%	7.1
Hearthside Food Solutions LLC	Production, packaging and distribution facilities in the U.S. leased to North American contract food manufacturer	18	17,206	1.3%	17.6
Koninklijke Jumbo Food Groep B.V (b)	Logistics and cold storage warehouse facilities in the Netherlands leased to European supermarket chain	5	14,431	1.1%	4.2
Dollar General Corporation	Retail properties in the U.S. leased to discount retailer	106	14,233	1.0%	14.3
Danske Fragtmaend Ejendomme A/S (b)	Distribution facilities in Denmark leased to Danish freight company	15	13,126	1.0%	12.1
Top 20 Total		540	430,318	32.2%	14.2
Dick’s Sporting Goods, Inc.	Retail properties and single distribution facility in the U.S. leased to sporting goods retailer	9	12,955	1.0%	6.5
Intergamma Bouwmarkten B.V. (b)	Retail properties in the Netherlands leased to European DIY retailer	36	12,773	0.9%	8.6
Henkel AG & Co. KGaA	Distribution facility in Kentucky leased to global provider of consumer products and adhesives	1	11,624	0.9%	17.3
Lineage	Cold storage warehouse facilities in the Los Angeles and San Francisco areas leased to publicly traded cold storage REIT	4	11,573	0.9%	5.9
Orgill, Inc.	Distribution facilities in the U.S. leased to global hardware distributor	4	10,987	0.8%	17.5
Top 25 Total (e)		594	$490,230	36.7%	13.8
________
(a)ABR from these properties is denominated in U.S. dollars.
(b)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(c)Of the 23 properties leased to ABC Technologies Holdings Inc., nine are located in Canada, eight are located in the United States, and six are located in Mexico.
(d)During the first quarter of 2024, we entered into a lease restructuring with Hellweg Die Profi-Baumärkte GmbH & Co. KG, which included (i) abated rent from January 1, 2024 to March 31, 2024, (ii) a €4.0 million reduction in annual base rent and (iii) a seven-year lease extension, with a new lease maturity of February 2044.
(e)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 22

W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Diversification by Property Type
In thousands, except percentages. Pro rata. As of December 31, 2024.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$333,647	24.9%	55,339	31.4%
Warehouse	226,329	16.9%	44,464	25.2%
Retail (b)	97,474	7.3%	4,938	2.8%
Other (c)	155,650	11.7%	9,167	5.2%
U.S. Total	813,100	60.8%	113,908	64.6%

International
Industrial	151,013	11.3%	20,564	11.6%
Warehouse	140,226	10.5%	22,206	12.6%
Retail (b)	194,951	14.6%	17,589	10.0%
Other (c)	37,882	2.8%	2,153	1.2%
International Total	524,072	39.2%	62,512	35.4%

Total
Industrial	484,660	36.2%	75,903	43.0%
Warehouse	366,555	27.4%	66,670	37.8%
Retail (b)	292,425	21.9%	22,527	12.8%
Other (c)	193,532	14.5%	11,320	6.4%
Total (d)	$1,337,172	100.0%	176,420	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, self-storage (net lease), specialty, laboratory, office, research and development, hotel (net lease) and land.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 23

W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of December 31, 2024.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Square Footage %
Retail Stores (a)	$298,058	22.3%	34,225	19.4%
Consumer Services	121,466	9.1%	6,978	4.0%
Beverage and Food	112,918	8.4%	15,539	8.8%
Automotive	92,184	6.9%	13,845	7.8%
Grocery	82,197	6.1%	7,534	4.3%
Healthcare and Pharmaceuticals	71,688	5.4%	6,549	3.7%
Durable Consumer Goods	65,600	4.9%	14,408	8.2%
Containers, Packaging, and Glass	58,083	4.3%	9,967	5.7%
Capital Equipment	55,544	4.2%	9,534	5.4%
Chemicals, Plastics, and Rubber	46,756	3.5%	8,083	4.6%
Cargo Transportation	45,223	3.4%	7,659	4.3%
Construction and Building	45,219	3.4%	8,262	4.7%
Hotel and Leisure	40,904	3.1%	2,084	1.2%
Non-Durable Consumer Goods	39,051	2.9%	8,139	4.6%
High Tech Industries	35,963	2.7%	5,542	3.1%
Business Services	31,795	2.4%	3,415	1.9%
Metals	24,677	1.8%	4,565	2.6%
Wholesale	17,124	1.3%	2,994	1.7%
Other (b)	52,722	3.9%	7,098	4.0%
Total (c)	$1,337,172	100.0%	176,420	100.0%
________
(a)Includes automotive dealerships.
(b)Includes ABR from tenants in the following industries: aerospace and defense, insurance, telecommunications, sovereign and public finance, environmental industries, media: advertising, printing, and publishing, oil and gas, consumer transportation, forest products and paper, banking and electricity. Also includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 24

W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Diversification by Geography
In thousands, except percentages. Pro rata. As of December 31, 2024.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Midwest
Illinois	$63,397	4.7%	9,945	5.6%
Ohio	42,184	3.2%	8,375	4.8%
Indiana	36,337	2.7%	6,107	3.5%
Michigan	25,466	1.9%	4,600	2.6%
Wisconsin	19,437	1.5%	3,340	1.9%
Other (b)	50,953	3.8%	7,227	4.1%
Total Midwest	237,774	17.8%	39,594	22.5%
East
North Carolina	41,271	3.1%	8,783	5.0%
Pennsylvania	32,182	2.4%	3,416	1.9%
South Carolina	22,902	1.7%	5,307	3.0%
Kentucky	22,553	1.7%	4,485	2.6%
New York	21,944	1.7%	2,284	1.3%
New Jersey	18,711	1.4%	954	0.5%
Massachusetts	16,584	1.2%	1,188	0.7%
Other (b)	33,821	2.5%	5,157	2.9%
Total East	209,968	15.7%	31,574	17.9%
South
Texas	81,425	6.1%	10,438	5.9%
Florida	38,690	2.9%	3,295	1.9%
Georgia	24,436	1.8%	4,293	2.4%
Tennessee	24,334	1.8%	4,004	2.3%
Alabama	23,269	1.7%	3,430	1.9%
Other (b)	17,770	1.3%	2,422	1.4%
Total South	209,924	15.6%	27,882	15.8%
West
California	62,270	4.7%	5,463	3.1%
Arizona	21,005	1.6%	2,269	1.3%
Utah	14,542	1.1%	2,021	1.1%
Other (b)	57,617	4.3%	5,105	2.9%
Total West	155,434	11.7%	14,858	8.4%
U.S. Total	813,100	60.8%	113,908	64.6%
International
The Netherlands	60,091	4.5%	7,054	4.0%
Poland	59,110	4.4%	8,455	4.8%
Italy	57,179	4.3%	8,183	4.6%
Canada (c)	54,697	4.1%	5,450	3.1%
United Kingdom	49,882	3.7%	4,505	2.6%
Germany	49,013	3.7%	5,840	3.3%
Spain	34,383	2.6%	3,073	1.7%
Croatia	24,665	1.8%	2,063	1.2%
Denmark	24,060	1.8%	3,002	1.7%
France	21,725	1.6%	1,679	1.0%
Mexico (d)	21,716	1.6%	3,604	2.0%
Other (e)	67,551	5.1%	9,604	5.4%
International Total	524,072	39.2%	62,512	35.4%
Total (f)	$1,337,172	100.0%	176,420	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within Midwest include assets in Minnesota, Iowa, Kansas, Missouri, Nebraska, South Dakota and North Dakota. Other properties within East include assets in Virginia, Connecticut, Maryland, West Virginia, New Hampshire and Maine. Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within West include assets in Oregon, Colorado, Washington, Nevada, Montana, Hawaii, Idaho, Wyoming and New Mexico.
(c)$49.5 million (90%) of ABR from properties in Canada is denominated in U.S. dollars, with the balance denominated in Canadian dollars.
(d)All ABR from properties in Mexico is denominated in U.S. dollars.
(e)Includes assets in Lithuania, Belgium, Hungary, Norway, Mauritius, Slovakia, Portugal, the Czech Republic, Austria, Sweden, Latvia, Japan, Finland and Estonia.
(f)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 25

W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of December 31, 2024.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
Uncapped CPI	$418,236	31.3%	43,858	24.9%
Capped CPI	259,028	19.4%	38,634	21.9%
CPI-linked	677,264	50.7%	82,492	46.8%
Fixed	611,762	45.7%	87,924	49.8%
Other (a)	43,102	3.2%	3,247	1.8%
None	5,044	0.4%	272	0.2%
Vacant	—	—%	2,485	1.4%
Total (b)	$1,337,172	100.0%	176,420	100.0%
________
(a)Represents leases which include a percentage rent component. Includes $35.6 million (2.7%) of ABR from a tenant (Extra Space Storage, Inc.), which has both a percentage rent component and annual fixed rent increases in its lease.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 26

W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Same-Store Analysis
Dollars in thousands. Pro rata.

Contractual Same-Store Growth

Same-store portfolio includes leases on our net leased properties that were continuously in place during the period from December 31, 2023 to December 31, 2024. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of December 31, 2024.

	ABR
	As of
	Dec. 31, 2024	Dec. 31, 2023	Increase	% Increase
Property Type
Industrial	$416,023	$404,614	$11,409	2.8%
Warehouse	337,693	331,278	6,415	1.9%
Retail (a)	247,800	240,182	7,618	3.2%
Other (b)	145,900	141,967	3,933	2.8%
Total	$1,147,416	$1,118,041	$29,375	2.6%

Rent Adjustment Measure
Uncapped CPI	$382,265	$368,918	$13,347	3.6%
Capped CPI	229,585	224,297	5,288	2.4%
CPI-linked	611,850	593,215	18,635	3.1%
Fixed	524,138	513,398	10,740	2.1%
Other (c)	6,995	6,995	—	—%
None	4,433	4,433	—	—%
Total	$1,147,416	$1,118,041	$29,375	2.6%

Geography
U.S.	$684,518	$668,405	$16,113	2.4%
Europe	390,455	379,168	11,287	3.0%
Other International (d)	72,443	70,468	1,975	2.8%
Total	$1,147,416	$1,118,041	$29,375	2.6%

Same-Store Portfolio Summary
Number of properties	1,135
Square footage (in thousands)	150,021

Investing for the Long Run® | 27

W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Comprehensive Same-Store Growth

Same-store portfolio includes net leased properties that were continuously owned and in place during the quarter ended December 31, 2023 through December 31, 2024 (including properties that were subject to lease renewals, extensions or modifications at any time during that period). Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. For purposes of comparability, same-store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended December 31, 2024. Same-store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same-store pro rata rental income and for details on how it is calculated.

	Same-Store Pro Rata Rental Income
	Three Months Ended
	Dec. 31, 2024	Dec. 31, 2023	Increase	% Increase
Property Type
Industrial	$107,428	$103,839	$3,589	3.5%
Warehouse	83,207	83,836	(629)	(0.8)%
Retail (a)	66,120	65,288	832	1.3%
Other (b)	44,271	40,812	3,459	8.5%
Total	$301,026	$293,775	$7,251	2.5%

Rent Adjustment Measure
Uncapped CPI	$102,949	$101,817	$1,132	1.1%
Capped CPI	55,569	54,235	1,334	2.5%
CPI-linked	158,518	156,052	2,466	1.6%
Fixed	133,084	128,288	4,796	3.7%
Other (c)	8,223	7,971	252	3.2%
None	1,201	1,464	(263)	(18.0)%
Total	$301,026	$293,775	$7,251	2.5%

Geography
U.S.	$180,395	$176,281	$4,114	2.3%
Europe	102,460	99,821	2,639	2.6%
Other International (d)	18,171	17,673	498	2.8%
Total	$301,026	$293,775	$7,251	2.5%

Same-Store Portfolio Summary
Number of properties	1,201
Square footage (in thousands)	156,704

Investing for the Long Run® | 28

W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

The following table presents a reconciliation from lease revenues to same-store pro rata rental income:

	Three Months Ended
	Dec. 31, 2024	Dec. 31, 2023
Consolidated Lease Revenues
Total lease revenues – as reported	$351,394	$336,757
Income from finance leases and loans receivable	16,796	31,532
Less: Reimbursable tenant costs – as reported	(15,661)	(18,942)
Less: Income from secured loans receivable	(332)	(475)
	352,197	348,872

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	3,795	4,042
Less: Pro rata share of adjustments for noncontrolling interests	(185)	(224)
	3,610	3,818

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(24,849)	(19,071)
Add: Above- and below-market rent intangible lease amortization	10,047	6,644
Less: Adjustments for pro rata ownership	(1,265)	(1,617)
	(16,067)	(14,044)

Adjustment to normalize for (i) properties not continuously owned since October 1, 2023 and (ii) constant currency presentation for prior year quarter (e)	(38,714)	(44,871)

Same-Store Pro Rata Rental Income	$301,026	$293,775
________
(a)Includes automotive dealerships.
(b)Includes ABR or same-store pro rata rental income from tenants with the following property types: education facility, self-storage (net lease), specialty, laboratory, office, research and development, hotel (net lease) and land.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico, Mauritius and Japan.
(e)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended December 31, 2023 through December 31, 2024. In addition, for the three months ended December 31, 2023, an adjustment is made to reflect average exchange rates for the three months ended December 31, 2024 for purposes of comparability, since same-store pro rata rental income is presented on a constant currency basis.

Investing for the Long Run® | 29

W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Leasing Activity
Dollars in thousands. For the three months ended December 31, 2024, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Property and Tenant Improvements (c)	Leasing Commissions
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease	New Lease (b)	Rent Recapture			Incremental Lease Term
Industrial	862,630	3	$6,023	$5,829	96.8%	$—	$488	8.4 years
Warehouse	945,966	4	5,358	7,330	136.8%	1,703	1,557	7.1 years
Retail	108,197	2	1,830	1,947	106.4%	—	—	5.0 years
Other	514,514	2	12,319	12,237	99.3%	1,004	715	4.9 years
Total / Weighted Average	2,431,307	11	$25,530	$27,343	107.1%	$2,707	$2,760	5.4 years

Q4 Summary
Prior Lease ABR (% of Total Portfolio)			1.9%

New Leases				Property and Tenant Improvements (c)	Leasing Commissions
ABR
Property Type	Square Feet	Number of Leases	New Lease (b)			New Lease Term
Industrial	—	—	$—	$—	$—	N/A
Warehouse	235,691	2	2,011	—	429	5.2 years
Retail	—	—	—	—	—	N/A
Other	—	—	—	—	—	N/A
Total / Weighted Average (d)	235,691	2	$2,011	$—	$429	5.2 years
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Property and tenant improvements include the estimated landlord obligations in connection with the signing of the lease.
(d)Weighted average refers to the new lease term.

Investing for the Long Run® | 30

W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of December 31, 2024.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
2025	22	17	$24,162	1.8%	3,734	2.1%
2026	34	25	53,964	4.0%	7,893	4.5%
2027	44	27	63,867	4.8%	7,303	4.1%
2028	41	25	53,839	4.0%	4,465	2.5%
2029	62	35	76,122	5.7%	9,451	5.4%
2030	36	31	38,852	2.9%	4,227	2.4%
2031	40	23	73,370	5.5%	9,095	5.2%
2032	37	20	36,448	2.7%	5,326	3.0%
2033	29	22	77,058	5.8%	11,776	6.7%
2034	56	24	82,731	6.2%	9,436	5.3%
2035	21	17	38,156	2.9%	6,706	3.8%
2036	45	19	76,117	5.7%	11,007	6.2%
2037	39	17	35,153	2.6%	6,454	3.7%
2038	48	15	26,365	2.0%	2,812	1.6%
Thereafter (>2038)	345	118	580,968	43.4%	74,250	42.1%
Vacant	—	—	—	—%	2,485	1.4%
Total (b)	899		$1,337,172	100.0%	176,420	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2024

Self-Storage Operating Properties Portfolio
Square footage in thousands. Pro rata. As of December 31, 2024.

State / District	Number of Properties	Number of Units	Square Footage	Square Footage %	Period End Occupancy
Florida	20	14,750	1,594	28.0%	90.6%
Texas	14	8,102	995	17.4%	85.2%
Illinois	10	4,821	666	11.7%	89.8%
California	8	5,440	677	11.9%	94.6%
Georgia	5	2,060	250	4.4%	89.0%
Nevada	3	2,423	243	4.3%	88.8%
Delaware	3	1,678	241	4.2%	92.8%
Hawaii	2	956	95	1.7%	95.1%
Tennessee	2	886	122	2.1%	90.7%
North Carolina	1	947	121	2.1%	89.9%
Washington, DC	1	880	67	1.2%	93.3%
Arkansas	1	857	115	2.0%	67.5%
New York	1	793	61	1.1%	76.7%
Kentucky	1	762	121	2.1%	96.5%
Ohio	1	598	73	1.3%	90.7%
Louisiana	1	541	59	1.0%	90.2%
South Carolina	1	490	63	1.1%	96.1%
Massachusetts	1	482	58	1.0%	90.9%
Oregon	1	442	40	0.7%	93.2%
Missouri	1	329	41	0.7%	89.5%
Total (a)	78	48,237	5,702	100.0%	89.6%
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Appendix
Fourth Quarter 2024

Investing for the Long Run® | 33

W. P. Carey Inc.
Appendix – Fourth Quarter 2024

Normalized Pro Rata Cash NOI
In thousands.

Three Months Ended Dec 31, 2024
Consolidated Lease Revenues
Total lease revenues – as reported	$351,394
Income from finance leases and loans receivable – as reported	16,796
Less: Income from secured loans receivable	(332)

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	15,661
Non-reimbursable property expenses – as reported	12,580
339,617

Plus: NOI from Operating Properties
Self-storage revenues	22,026
Self-storage expenses	(7,710)
14,316

Hotel revenues	8,857
Hotel expenses	(7,456)
1,401

Student housing and other revenues	3,249
Student housing and other expenses	(1,420)
1,829

357,163

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments	2,243
Less: Pro rata share of NOI attributable to noncontrolling interests	(184)
2,059

359,222

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(24,849)
Add: Above- and below-market rent intangible lease amortization	10,047
Add: Other non-cash items	468
(14,334)

Pro Rata Cash NOI (a)	344,888

Adjustment to normalize for investments and dispositions (b)	(441)

Normalized Pro Rata Cash NOI (a)	$344,447

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W. P. Carey Inc.
Appendix – Fourth Quarter 2024

The following table presents a reconciliation from Net income attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Dec 31, 2024
Net Income Attributable to W. P. Carey
Net income attributable to W. P. Carey – as reported	$47,023
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	221,877
Less: Operating property expenses – as reported	(16,586)
Less: Property expenses, excluding reimbursable tenant costs – as reported	(12,580)
192,711

Adjustments for Other Consolidated Revenues and Expenses:
Add: Other income and (expenses) – as reported	129,478
Less: Reimbursable property expenses – as reported	(15,661)
Add: Provision for income taxes – as reported	7,772
Less: Asset management fees revenue – as reported	(1,461)
Less: Other lease-related income – as reported	(1,329)
Less: Other advisory income and reimbursements – as reported	(1,053)
117,746

Other Adjustments:
Less: Straight-line and other leasing and financing adjustments	(24,849)
Add: Above- and below-market rent intangible lease amortization	10,047
Add: Adjustments for pro rata ownership	2,097
Add: Property expenses, excluding reimbursable tenant costs, non-cash	445
Adjustment to normalize for investments and dispositions (b)	(441)
Less: Income from secured loans receivable	(332)
(13,033)

Normalized Pro Rata Cash NOI (a)	$344,447
________
(a)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(b)For properties acquired and capital investments and commitments completed during the three months ended December 31, 2024, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended December 31, 2024, the adjustment eliminates our pro rata share of cash NOI for the period. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2024

Adjusted EBITDA – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Net income	$47,038	$111,652	$142,854	$159,086	$144,244

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	115,770	115,705	137,481	118,768	129,484
Other (gains) and losses (b)	77,224	77,107	(2,504)	(13,839)	45,777
Interest expense	70,883	72,526	65,307	68,651	72,194
Impairment charges — real estate (c)	27,843	—	15,752	—	71,238
Straight-line and other leasing and financing adjustments (d)	(24,849)	(21,187)	(15,310)	(19,553)	(19,071)
Above- and below-market rent intangible lease amortization	10,047	6,263	5,766	4,068	6,644
Stock-based compensation expense	9,667	13,468	8,903	8,856	8,693
Provision for income taxes	7,772	9,044	6,219	8,674	13,714
Gain on sale of real estate, net (e)	(4,480)	(15,534)	(39,363)	(15,445)	(134,026)
Merger and other expenses (f)	(484)	283	206	4,452	(641)
Other amortization and non-cash charges	436	459	454	448	21
Gain on change in control of interests (g)	—	(31,849)	—	—	—
	289,829	226,285	182,911	165,080	194,027

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments	5,975	1,312	1,242	2,814	2,664
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(214)	(213)	(234)	(154)	(267)
	5,761	1,099	1,008	2,660	2,397

Adjusted EBITDA (h)	$342,628	$339,036	$326,773	$326,826	$340,668
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, foreign currency exchange rate movements, and changes in the non-cash allowance for credit losses on loans receivable and finance leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses. Amount for the three months ended December 31, 2024 includes a mark-to-market unrealized loss for our investment in shares of Lineage of $90.4 million. Amount for the three months ended September 30, 2024 includes a mark-to-market unrealized loss for our investment in shares of Lineage of $43.6 million.
(c)Amount for the three months ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(d)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(e)Amount for the three months ended December 31, 2023 includes a gain on sale of real estate of $59.1 million, recognized upon the reclassification of a portfolio of properties to net investments in sales-type leases. These properties were sold in the first quarter of 2024.
(f)Amount for the three months ended March 31, 2024 is primarily comprised of the write-off of a value added tax receivable that was previously recorded in connection with an international investment.
(g)Amount for the three months ended September 30, 2024 represents a gain recognized on the remaining interest in an investment acquired during the third quarter of 2024, which we had previously accounted for under the equity method.
(h)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2024

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, gains or losses on the mark-to-market fair value of equity securities, merger and acquisition expenses, and spin-off expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

Same-Store Pro Rata Rental Income

Same-store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same-store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same-store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same-store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same-store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same-store rental income and/or same-store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI

Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2024

Normalized Pro Rata Cash NOI

Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

Adjusted EBITDA

We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.

Cash Interest Expense

Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.

Cash Interest Expense Coverage Ratio

Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of December 31, 2024 is equal to $262.3 million, comprised of interest expense calculated in accordance with GAAP ($277.4 million), plus capitalized interest ($1.0 million) and other non-cash amortization expense ($0.1 million), less amortization of deferred financing costs and debt premiums/discounts ($18.8 million), adjusted for pro rata ownership ($2.9 million).

Other Metrics

Pro Rata Metrics

This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.

ABR

ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of December 31, 2024. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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